Exhibit n.3

CONSENT OF Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form N-2 of our report dated April 1, 2013, except for the retrospective adjustment discussed in Note 17, as to which the date is March 31, 2015, on our audit of the consolidated statements of income, changes in equity and cash flows of Newtek Business Services, Inc. and Subsidiaries for the year ended December 31, 2012, appearing in the Preliminary Prospectus, which is part of this Registration Statement on Form N-2.

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated September 23, 2014 on our audit of the Senior Securities Table of Newtek Business Services, Inc. and Subsidiaries for the years ended December 31, 2012, 2011, 2010 and 2009, which report appears in the Registration Statement on Form N-2/A of Newtek Business Services Corp. filed on November 3, 2014.

We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm”, “Senior Securities” and “Selected Financial and Other Data” in this Registration Statement on Form N-2.

/s/ CohnReznick LLP

Jericho, New York

June 12, 2015